Exhibit 99.1

Pier 1 Imports, Inc. Announces Date for First Quarter Earnings Release and Conference Call

FORT WORTH, Texas--(BUSINESS WIRE)--June 7, 2017--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will distribute its first quarter fiscal 2018 financial results after market close on Wednesday, June 28, 2017, followed by a conference call at 4:00 p.m. Central Time that day. The call will be hosted by Alasdair James, President and Chief Executive Officer, and Jeff Boyer, Executive Vice President and Chief Financial Officer.

Investors will be able to connect to the call through the Company’s website at pier1.com. The conference call can be accessed by selecting “Investor Relations” on the Company’s homepage and linking through to the “Events” page, or dialing 1-866-378-2926, or if international, 1-409-350-3152. The conference ID number is 35569654.

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083